Exhibit 11.1

Computation of Earnings Per Share

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

U.S. dollars in thousands except share and per         Income           Shares         Per Share
share data                                          (Numerator)      (Denominator)       Amount
----------------------------------------------------------------------------------------------------
Three Months Ended September 30, 1999
--------------------------------------------------
Basic loss per share
Loss available to common shareholders                    $(23,160)        13,792,450        $(1.68)

Effect of Dilutive Securities:
     Class A Warrants                                                             --
     Director and Employee Options                                                --
     Class B Warrants                                                             --

                                                  --------------------------------------------------
Diluted loss per share
Loss available to common shareholders                    $(23,160)        13,792,450        $(1.68)
                                                  ==================================================

Three Months Ended September 30, 1998
--------------------------------------------------
Basic earnings per share
Income available to common shareholders                     $3,994        13,923,799          $0.29

Effect of Dilutive Securities:
     Class A Warrants                                                             --
     Director and Employee Options                                               772
     Class B Warrants                                                             --
                                                  --------------------------------------------------

Diluted earnings per share
Income available to common shareholders                     $3,994        13,924,571          $0.29

                                                  ==================================================


Nine Months Ended September 30, 1999
--------------------------------------------------
Basic loss per share
Loss available to common shareholders                    $(15,697)        13,879,235        $(1.13)

Effect of Dilutive Securities:
     Class A Warrants                                                             --
     Director and Employee Options                                               546
     Class B Warrants                                                             --

                                                  --------------------------------------------------
Diluted earnings per share
Income available to common shareholders                  $(15,697)        13,879,781        $(1.13)
                                                  ==================================================

Nine Months Ended September 30, 1998
--------------------------------------------------
Basic earnings per share
Income available to common shareholders                    $10,492        13,923,799          $0.75

Effect of Dilutive Securities:
     Class A Warrants                                                        164,516
     Director and Employee Options                                            51,729
     Class B Warrants                                                         32,903
                                                  --------------------------------------------------
Diluted earnings per share
Income available to common shareholders                    $10,492        14,172,947          $0.74
                                                  ==================================================